                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             -----------------------


                                    FORM 8-K/A
                                   Amendment #2


                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


                        Date of Report: February 24, 1998
                        (Date of earliest event reported)


                            FEDERAL-MOGUL CORPORATION
             (Exact name of registrant as specified in its charter)


                                    Michigan
                 (State or other jurisdiction of incorporation)


       1-1511                                             38-0533580
       ------                                             ----------
(Commission File Number)                    (IRS Employer Identification Number)


26555 Northwestern Highway, Southfield, Michigan              48034
------------------------------------------------            --------
   (Address of principal executive offices)                (Zip Code)


                                 (248) 354-7700
               (Registrant's telephone number including area code)







The total number of pages is 13

On April 7, 1998, the Company amended and restated Item 7 of its reports on Form 8-K dated February 24, 1998 and March 23, 1998 to include its Unaudited Pro Forma Financial Information. Subsequent to April 7, 1998 the Company has finalized appraisals on the acquired fixed assets with regard to valuation and lives.

Based on the finalized appraisals, the economic lives of certain acquired fixed assets are greater than the Company's previous estimates. Based on this new information, the Company currently estimates that depreciation on certain acquired assets will be approximately $53 million lower than previously reported in the Company's Form 8-K/A filed April 7, 1998.

The Company has herein updated its Unaudited Pro Forma Financial Information contained in its current report on Form 8-K/A dated April 7, 1998 in order to incorporate changes in the useful lives of the assets acquired and related reduction in depreciation expense which affects various numbers in the Pro Forma Statement of Operations.

ITEM 7.         PRO FORMA FINANCIAL INFORMATION

        (b) Unaudited Pro Forma Financial Information

                1. Discussion

                2. Unaudited Pro Forma Statement of Operations for the year ended December 31, 1997

                3. Unaudited Pro Forma Balance Sheet as of December 31, 1997


                                  SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                        FEDERAL-MOGUL CORPORATION



                                        By: /s/ Kenneth P. Slaby
                                            ----------------------------------
                                                Kenneth P. Slaby
                                        Title:  Vice President and Controller


Dated: June 24, 1998

Item 7(b)  Unaudited Pro Forma Financial Information

As previously reported in the Company's Form 8-K filed March 11, 1998, the Company completed the acquisition of Fel-Pro, Incorporated and certain affiliated entities (Fel-Pro) for $716.8 million on February 24, 1998. Fel-Pro is a leading manufacturer of gaskets and seals headquartered in Skokie, Illinois. The acquisition has been accounted for using the purchase method of accounting. The purchase price consists of 1,030,325.6 shares of newly issued Series E Mandatory Exchangeable Preferred Stock (exchangeable into 5,151,628 shares of common stock) with an imputed value of $225 million and $491.8 million in cash. The cash was provided through an existing revolving credit facility provided by a syndicate led by The Chase Manhattan Bank and three short-term loans, each in the amount of $50 million, from The Chase Manhattan Bank, ABN Amro Bank NV and First Chicago NBD Bank, respectively.

Also, as previously reported in the Company's Form 8-K filed March 23, 1998, the Company completed its cash offer announced October 16, 1997 to acquire all the outstanding common stock of T&N plc (T&N) for 260 pence per share on March 6, 1998. T&N, based in Manchester, England, manufactures and supplies high technology engineered automotive components and industrial materials including pistons, piston rings, friction products, bearings, composites, camshafts and sealing products. The acquisition has been accounted for using the purchase method of accounting. The purchase price of approximately $2,434.2 million was funded primarily through a $2.75 billion floating rate Senior Credit Agreement (consisting of a $2.35 billion term loan facility, $1.8 billion of which was drawn down, and a $400 million revolving loan facility) and a $500 million floating rate Senior Subordinated Credit Agreement (the full amount of which was drawn down), each from a syndicate led by The Chase Manhattan Bank. These credit facilities also refinanced the borrowings used to finance the cash portion of the purchase price for Fel-Pro. Additional funds for the acquisition of T&N were obtained through the December 1997 sale of 7% Trust Convertible Preferred Securities (generating gross proceeds of $575 million) by Federal-Mogul Financing Trust, a subsidiary of the Company. The Company intends to put into place a permanent capital structure with an appropriate combination of debt and equity which will partially replace the Senior Credit Agreement and Senior Subordinated Credit Agreement debt.

The estimated cost of the acquisitions of Fel-Pro and T&N are computed as follows:

                                                                        (in millions)
                                                                   Fel-Pro               T&N
                                                             ------------------    ----------------
Cash                                                                  $491.8           $2,434.2
Series E Mandatory Exchangeable Preferred Stock                        225.0                  -
Expected proceeds from exercisable options                                 -              (52.6)
Direct transaction costs                                                  .9               29.3
                                                             ------------------    ----------------

Estimated acquisition cost                                            $717.7           $2,410.9
                                                             ==================    ================

The pro forma preliminary allocations of the purchase price of the acquisitions of Fel-Pro and T&N are expected to be as follows:


                                                                                               (in millions)
                                                                                      Fel-Pro                T&N
                                                                               ------------------    ----------------
Current assets                                                                         $ 173.1            $ 1,087.6
Liabilities assumed*                                                                    (133.1)            (3,143.9)
Property, plant and equipment                                                            110.2              1,055.4
Identifiable intangible assets                                                            16.7                315.7
Other noncurrent assets                                                                   31.4                525.9
Purchased research and development                                                           -                 18.6
Goodwill                                                                                 519.4              1,990.7
Estimated fair value of Bearings Business (see below)                                        -                560.9
                                                                                       -------             --------
Total                                                                                  $ 717.7             $2,410.9
                                                                                       =======             ========

* Includes an increase of $329 million ot adjust the acquired asbestos liability to estimated fair value and an increase of $124 million to adjust the acquired income tax liability in relation to the anticipated gain on the sale of the Bearings Business.


In connection with securing regulatory approvals for the acquisition of T&N, the Company executed an Agreement Containing Consent Order with the Federal Trade Commission on February 27, 1998. Pursuant to this agreement the Company must divest of certain assets of T&N within eight months from the date of the consent order and must provide for independent management of those assets pending such divestiture. The assets to be divested consist principally of T&N's thinwall and dry bearings (polymer bearings) operations (the Bearings
Business). The agreement stipulates that the Bearings Business is to be maintained as a viable, independent competitor of the Company and that the Company shall not attempt to direct the activities of, or exercise control over, the Bearings Business or have contact with the Bearings Business outside of normal business activities.

The Company has separately identified the estimated effect of the divestiture of the Bearings Business in the unaudited pro forma statement of operations and balance sheet. The estimated net cash flows from operations of the Bearings Business from March 6, 1998 to the date of sale, the interest expense on debt incurred during this period and the proceeds from the sale will be accounted for as adjustments to the purchase price of T&N. Proceeds are estimated to be between $500 and $650 million, calculated using multiples of earnings similar to recent automotive industry transactions. An amount within the low end of this range has been used in the pro forma financial information. There can be no assurance that the actual proceeds received from the disposition will fall within the estimated range.

The unaudited pro forma statement of operations for the year ended December 31, 1997 has been prepared to illustrate the effect of the acquisitions of T&N and Fel-Pro as if they had occurred on January 1, 1997. The unaudited pro forma statement of operations includes only the results of ongoing operations and excludes such impacts as extraordinary items, one-time items relating to the acquisitions and synergies and expected cost savings associated with the integration of the acquisitions. The unaudited pro forma balance sheet as of December 31, 1997 has been prepared to illustrate the effect of the acquisitions of T&N and Fel-Pro as if they had occurred on that date.


The unaudited pro forma financial information gives effect to the acquisition transactions using the purchase method of accounting. The pro forma adjustments are described in the accompanying notes to the unaudited pro forma financial information and are based upon preliminary available information and upon certain assumptions made by management. Accordingly, certain pro forma adjustments reflected in the unaudited pro forma financial information are preliminary and subject to revision. Such revision could be material.


The unaudited pro forma financial information is presented for illustrative purposes only and is not necessarily indicative of the financial position or results of operations which may occur in the future or that would have occurred had the acquisitions of T&N and Fel-Pro been consummated on the dates indicated, nor are they necessarily indicative of the Company's future results of operations or financial position. The unaudited pro forma financial information should be read in conjunction with the audited consolidated financial statements of the Company, as well as the audited financial statements of the acquired companies.

                   UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1997




                                                                                                                  DISPOSITION
                                                                FEDERAL-                                              OF
                                                                 MOGUL             T&N           FEL-PRO           BEARINGS
                                                              HISTORICAL       HISTORICAL      HISTORICAL          BUSINESS
                                                             -------------    -------------   -------------    ---------------
Sales                                                        $    1,806.6     $    2,948.4    $      489.3     $      (393.1) (a)
Cost of products sold                                             1,381.8          2,187.6           268.5            (295.4) (a)
                                                             ------------     ------------    ------------     -------------

Gross margin                                                        424.8            760.8           220.8             (97.7)

Selling general and administrative expenses                         286.2            500.3           173.8             (46.1) (a)
Restructuring charges (credits)                                      (1.1)               -               -               -
Reengineering and other related charges (benefits)                   (1.6)               -               -               -
Adjustment of assets held for sale to fair value                      2.4                -               -               -
Interest expense                                                     32.0             60.5               -             (16.9) (a)
Interest income                                                      (7.1)           (17.9)              -               2.3  (a)
International currency exchange losses                                0.6              4.4               -              (0.3) (a)
British pound currency option, net                                   10.5                -               -               -
Gain on sale of Kolbenschmidt AG share purchase options                 -            (21.7)              -               -
Other (income) expense, net                                           3.4            (14.5)              -              (1.3) (a)
                                                             ------------     ------------    ------------     -------------
      Earnings before income taxes, extraordinary item
         and nonrecurring charges                                    99.5            249.7            47.0             (35.4)
Income tax expense (benefit)                                         27.5            159.3            25.5              (9.4) (a)
                                                             ------------     ------------    ------------     -------------
      Net earnings (loss) before extraordinary item
         and nonrecurring charges                            $       72.0     $       90.4    $       21.5     $       (26.0)
                                                             ============     ============    ============     =============

Earnings (loss) per common share:
      Basic                                                  $       1.81
      Diluted                                                $       1.67

Weighted average shares outstanding (thousands):
      Basic                                                        36,647
                                                             ============
      Diluted                                                      41,854
                                                             ============

                                                                    T&N                  FEL-PRO
                                                                 PRO FORMA              PRO FORMA
                                                                 ADJUSTMENTS            ADJUSTMENTS             COMBINED
                                                              ----------------       ----------------       --------------
Sales                                                          $     (15.3) (b)       $       (11.9) (i)     $    4,824.0
Cost of products sold                                                (53.2) (c)                (6.9) (j)          3,482.4
                                                               -----------            -------------          ------------

Gross margin                                                         (37.9)                    (5.0)              1,341.6

Selling general and administrative expenses                           58.9  (d)                13.0  (k)            986.1
Restructuring charges (credits)                                        -                        -                    (1.1)
Reengineering and other related charges (benefits)                     -                        -                    (1.6)
Adjustment of assets held for sale to fair value                       -                        -                     2.4
Interest expense                                                     148.5  (e)                38.2  (l)            262.3
Interest income                                                       13.7  (f)                 -                    (9.0)
International currency exchange losses                                 -                        -                     4.7
British pound currency option, net                                     -                        -                    10.5
Gain on sale of Kolbenschmidt AG share purchase options                -                        -                   (21.7)
Other (income) expense, net                                           36.9  (g)                 -                    24.5
                                                               -----------            -------------          ------------
      Earnings before income taxes, extraordinary item
         and nonrecurring charges                                   (220.1)                   (56.2)                 84.5
Income tax expense (benefit)                                         (67.4) (h)               (24.2) (m)            111.3
                                                               -----------            -------------          ------------
      Net earnings (loss) before extraordinary item
         and nonrecurring charges                              $    (152.7)           $       (32.0)         $      (26.8)
                                                               ===========            =============          ============

Earnings (loss) per common share:
      Basic                                                                                                  $      (1.22)
      Diluted                                                                                                $      (1.22)

Weighted average shares outstanding (thousands):
      Basic                                                                                                        36,647
                                                                                                             ============
      Diluted                                                                                                      47,006
                                                                                                             ============




See accompanying notes to Unaudited Pro Forma Statement of Operations.

            Notes to the Unaudited Pro Forma Statement of Operations
                      (in millions unless otherwise noted)


Relating to the divestiture of the Bearings Business:

(a)  To eliminate the historical statement of operations of the Bearings
     Business.

Relating to the purchase of T&N:

(b)  To eliminate intercompany sales between the Company and T&N.

            Notes to the Unaudited Pro Forma Statement of Operations
                      (in millions unless otherwise noted)


(c) To reflect the net effect of the following adjustments:


          Net decrease in depreciation expense relating to the adjustment of property, plant and equipment acquired to estimated fair
              value and the extension of the estimated useful lives (to be depreciated
              over an average period of 10 years)                                            $ (46.9)
          Elimination of intercompany cost of products sold between the Company and T&N        (15.3)

          Elimination of profit in ending  inventory on intercompany  sales between the
              Company and T&N                                                                    0.8
          Increase in pension expense - elimination of amortization of deferred gain             8.7
          Decrease in postretirement benefits expense - elimination of amortization of
              deferred loss                                                                     (0.5)
                                                                                             -------
                                                                                             $ (53.2)
                                                                                             =======




(d)  To reflect the net effect of the following adjustments:

          Amortization of additional goodwill  resulting from the purchase of T&N
              (to be amortized over a period of 40 years)                                    $  43.0
          Amortization of other identifiable intangible assets acquired to estimated fair value (to be amortized over periods from 10 to 24
              years)                                                                            15.9


                                                                                             -------
                                                                                             $  58.9
                                                                                             =======

(e)  To reflect the net effect of the following adjustments:

          Increase in interest  expense  relating to the net debt incurred for the net
              purchase of T&N (see unaudited pro forma balance sheet footnote 1)             $ 148.2
          Reduction in historical  interest  expense of T&N relating to the elimination
              of historical outstanding debt                                                   (23.4)
          Amortization  of debt issuance  costs (to be amortized over a period
              of 12 to 96 months)                                                               23.7
                                                                                             -------
                                                                                             $ 148.5
                                                                                             =======

(f)  To reflect the net effect of the following adjustments:

          Reduction in interest income as a result of the use of existing cash balances
              of the Company to finance a portion of the T&N transaction                     $   2.2

          Reduction in interest income as a result of the use of existing
              cash balances of T&N                                                              11.5
                                                                                             -------
                                                                                             $  13.7
                                                                                             =======

(g) To record an additional eleven months of minority interest-preferred securities of affiliates expense.

(h) To record the income tax effects of the statement of operations adjustments.

Relating to the purchase of Fel-Pro:

(i)  To eliminate intercompany sales between the Company and Fel-Pro

            Notes to the Unaudited Pro Forma Statement of Operations
                      (in millions unless otherwise noted)


(j)  To reflect the net effect of the following adjustments:

          Increase in  depreciation  expense  relating to the  adjustment  of property, plant and equipment  acquired to  estimated  fair value (to be  depreciated
              over an average period of 10 years)                                           $    3.0
          Elimination  of  intercompany  cost of products  sold between the Company and
              Fel-Pro                                                                          (11.9)
          Elimination of profit in ending  inventory on intercompany  sales between the
              Company and Fel-Pro                                                                0.6
          Increase in postretirement benefits expense  - elimination of amortization of          1.4
              deferred loss                                                                 --------
                                                                                            $   (6.9)
                                                                                            ========

(k) To record the amortization of goodwill resulting from the purchase of Fel-Pro (to be amortized over a period of 40 years)

(l) To record interest expense relating to the debt incurred for the purchase of Fel-Pro

(m) To record the income tax effects of the statement of operations adjustments


The unaudited pro forma statement of operations discloses the income (loss) from continuing operations before nonrecurring charges directly attributable to the transactions. The following nonrecurring charges were not considered in the unaudited pro forma statement of operations:

       Penalty for early retirement of private placement debt of T&N             $25.0
       Estimated purchased research and development costs                         18.6
       Adjustment of inventory to estimated fair value                             4.0
                                                                                 -----
                                                                                 $54.6
                                                                                 =====



Loss per share as calculated for the pro forma combined entity:
        Net earnings before extraordinary item and non-recurring charges                    $ (26.8)
        Less: Series C preferred dividend requirement                                          (2.4)
        Less: Series D preferred dividend requirement                                          (3.1)
        Less: Series E preferred dividend requirement                                         (12.3)
                                                                                            -------
        Net earnings available to common shareholders before extraordinary
          item and non-recurring charges                                                    $ (44.6)
                                                                                            =======
        Weighted average common shares outstanding                                           36,647
                                                                                            =======
        Loss per share - basic and diluted                                                  $ (1.22)
                                                                                            =======

                      Unaudited Pro Forma Balance Sheet
                              December 31, 1997

                                                          FEDERAL-                                                T&N
                                                            MOGUL             T&N             FEL-PRO          PRO FORMA
                                                         HISTORICAL        HISTORICAL       HISTORICAL        ADJUSTMENTS
                                                      --------------     ---------------  --------------   ------------------
Cash and equivalents                                     $   541.4         $   319.2          $     -        $  (765.3)  (1)
Accounts receivable                                          158.9             458.8             83.4             (2.6)  (2)
Investment in accounts receivable securitization              48.7                 -                -                -
Inventories                                                  277.0             365.1             61.0             10.2   (3)
Prepaid expenses and income tax benefits                     113.2              58.2              4.7             10.7   (4)
                                                         ---------         ---------          -------        ---------
         Total current assets                              1,139.2           1,201.3            149.1           (747.0)

Property, plant and equipment                                313.9           1,089.5             80.6             75.4   (5)
Goodwill                                                     143.8             342.2                -          1,715.0   (6)
Other intangible assets                                       48.4              17.9             16.7            297.8   (7)
Business investments and other assets                        156.8             469.2             23.7            161.5   (8)
                                                         ---------         ---------          -------        ---------
         Total Assets                                    $ 1,802.1         $ 3,120.1          $ 270.1        $ 1,502.7
                                                         =========         =========          =======        =========

Short-term debt                                          $    28.6         $   125.4          $     -        $       -
Accounts payable                                             102.3             326.3             22.7             (2.6)  (2)
Accrued compensation                                          36.8              57.6             24.1                -
Accrued customer incentives                                   22.4                 -             10.5                -
Restructuring reserves                                        31.5                 -                -            150.0   (9)
Current portion of asbestos liability                            -             101.3                -                -
Other accrued liabilities                                    108.0             305.3             19.4                -
                                                         ---------         ---------          -------        ---------
         Total current liabilities                           329.6             915.9             76.7            147.4
Long-term debt                                               273.1             469.5                -          1,220.4   (1)
Postemployment benefits                                      190.9             223.7             46.8              6.4   (10)
Noncurrent portion of asbestos liability                       -               948.7                             329.0   (11)
Other accrued liabilities                                     64.2              53.8              6.6             53.7   (12)
                                                         ---------         ---------          -------        ---------
         Total liabilities                                   857.8           2,611.6            130.1          1,756.9

Minority interest-preferred securities of affiliates         575.0                 -                -                -

Minority interest, other                                         -              42.0                -                -

Series C ESOP preferred stock                                 49.0                 -                -                -
Series E preferred stock                                         -                 -
Common stock                                                 201.0             361.1                -           (361.1)  (13)
Additional paid-in capital                                   332.6               4.4                -             (4.4)  (13)
Retained earnings (Accumulated deficit),
 currency translation and other                             (191.5)            101.0            140.0            111.3   (14)
Unearned ESOP compensation                                   (21.8)                -                -                -
                                                                                   -                                 -
                                                         ---------         ---------          -------        ---------
         Total equity                                        369.3             466.5            140.0           (254.2)
                                                         ---------         ---------          -------        ---------

                                                         $ 1,802.1         $ 3,120.1          $ 270.1        $ 1,502.7
                                                         =========         =========          =======        =========
                                                              FEL-PRO          DISPOSITION
                                                             PRO FORMA         OF BEARINGS          PRO FORMA
                                                            ADJUSTMENTS          BUSINESS           COMBINED
                                                        -----------------   -----------------   ----------------
Cash and equivalents                                     $  (0.9) (15)        $  (38.0) (28)        $    56.4
Accounts receivable                                         (4.2) (16)           (49.4) (28)            645.0
Investment in accounts receivable securitization             -                       -                   48.7
Inventories                                                 23.4  (17)           (42.3) (28)            694.4
Prepaid expenses and income tax benefits                     2.2  (18)            (5.8) (28)            183.1
                                                         -------              --------              ---------
         Total current assets                               20.5                (135.5)               1,627.6

Property, plant and equipment                               29.6  (19)          (109.4) (28)          1,479.6
Goodwill                                                   519.4  (20)           (66.8) (28)          2,653.6
Other intangible assets                                      -                       -                  380.8
Business investments and other assets                        7.7  (21)           (74.9) (28)            744.0
                                                         -------              --------              ---------
         Total Assets                                    $ 577.2              $ (386.6)             $ 6,885.6
                                                         =======              ========              =========

Short-term debt                                          $     -              $   (0.5) (28)        $   153.5
Accounts payable                                            (2.0) (22)           (38.5) (28)            408.2
Accrued compensation                                           -                 (10.9) (28)            107.6
Accrued customer incentives                                    -                     -                   32.9
Restructuring reserves                                      15.0  (23)               -                  196.5
Current portion of asbestos liability                          -                     -                  101.3
Other accrued liabilities                                      -                 (22.0) (28)            410.7
                                                         -------              --------              ---------
         Total current liabilities                          13.0                 (71.9)               1,410.7
Long-term debt                                             491.8  (15)            (2.1) (28)          2,452.7
Postemployment benefits                                    (18.0) (24)           (12.3) (28)            437.5
Noncurrent portion of asbestos liability                       -                     -                1,277.7
Other accrued liabilities                                    6.0  (25)           (43.5) (28)            140.8
                                                         -------              --------              ---------
         Total liabilities                                 492.8                (129.8)               5,719.4

Minority interest-preferred securities of affiliates           -                     -                  575.0

Minority interest, other                                       -                     -                   42.0

Series C ESOP preferred stock                                  -                     -                   49.0
Series E preferred stock                                   225.0  (26)                                  225.0
Common stock                                                   -                     -                  201.0
Additional paid-in capital                                     -                     -                  332.6
Retained earnings (Accumulated deficit),
 currency translation and other                           (140.6) (27)          (256.8)                (236.6)
Unearned ESOP compensation                                     -                     -                  (21.8)
                                                                                     -
                                                         -------              --------              ---------
         Total equity                                       84.4                (256.8)                 549.2
                                                         -------              --------              ---------

                                                         $ 577.2              $ (386.6)             $ 6,885.6
                                                         =======              ========              =========

See accompanying notes to Unaudited Pro Forma Balance Sheet.

                 Notes to the Unaudited Pro Forma Balance Sheet
                      (in millions unless otherwise noted)


Relating to the purchase of T&N:

(1)     To reflect the net effect of the following adjustments:


                                                                               Cash          Debt
                                                                           ------------- -------------
          Proceeds from the issuance of debt                                $ 2,300.0       $2,300.0
          Acquisition of T&N shares                                          (2,434.2)             -

          Payoff of existing T&N debt                                          (469.5)        (469.5)
          Cash used from T&N asbestos fund to pay down debt                    (130.0)        (130.0)
          Proceeds from  the exercise of T&N stock options
             at close                                                            52.6              -

          Estimated proceeds from sale of the Bearings Business                 560.9              -
          Pay down debt and other liabilities using proceeds from sale
             of the Bearings Business                                          (560.9)        (436.6)

          Proceeds from sale of KolbenSchmidt AG share
             purchase options                                                    43.5              -

          Pay down debt using proceeds from sale of Kolben Schmidt AG
             share purchase options                                             (43.5)         (43.5)



          Debt issuance costs                                                   (32.2)
                                                                                                   -
          Other fees                                                            (27.0)
                                                                                                   -
          Penalty for early retirement of private placement debt
             of T&N                                                             (25.0)
                                                                                                   -
                                                                            =========       ========
                                                                            $  (765.3)      $1,220.4
                                                                            =========       ========

(2) To eliminate intercompany accounts receivable and accounts payable between the Company and T&N

(3)     To reflect the net effect of the following adjustments:


          Adjustment of inventories acquired to estimated fair value                       $11.0
          Elimination of intercompany profit in ending inventory                            (0.8)
                                                                                           -----
                                                                                           $10.2
                                                                                           =====

(4) To record the current deferred income tax effects of the balance sheet adjustments

(5) To adjust property, plant and equipment acquired to estimated fair value

(6) To record estimated acquired goodwill as the excess of the preliminary purchase price paid and estimated costs incurred relating to the acquisition over the estimated fair value of identifiable net assets acquired

(7) To adjust other identifiable intangible assets acquired to estimated fair value

(8)     To reflect the net effect of the following adjustments:

          Adjustment of pension assets acquired to estimated fair value                   $ 131.6


          Debt issuance costs                                                                32.2
          Other                                                                              (2.3)
                                                                                           ------
                                                                                           $161.5
                                                                                           ======

(9)     To provide for estimated severance and exit costs relating to T&N

                 Notes to the Unaudited Pro Forma Balance Sheet
                      (in millions unless otherwise noted)

(10) To adjust postemployment benefit liabilities acquired to estimated fair value

(11)    To record estimated fair value of the acquired asbestos liability

(12)    To reflect the net effect of the following adjustments:

          Estimated fair value of reserves for returns, allowances and environmental           $  41.3
          Adjustment of the noncurrent deferred income tax asset for pro forma balance sheet
          adjustments                                                                             12.4
                                                                                               -------
                                                                                               $  53.7
                                                                                               =======


(13) To eliminate the historical common stock and additional paid in capital of T&N

(14)    To reflect the net effect of the following adjustments:

          Elimination of historical retained earnings of T&N, net of the Bearings Business     $ 155.6
          Penalty for early retirement of private placement debt of T&N                          (25.0)
          Estimated purchased research and development costs                                     (18.6)
          Elimation of the profit in ending inventory on intercompany sales between
          the Company and T&N                                                                     (0.7)
                                                                                               -------
                                                                                               $ 111.3
                                                                                               =======

Relating to the purchase of Fel-Pro:

(15)    To reflect the net effect of the following adjustments:

                                                                               Cash          Debt
                                                                           ------------- -------------
          Proceeds from the issuance of debt                                  $491.8           $491.8
          Acquisition of Fel-Pro                                              (491.8)               -
          Other fees                                                             (.9)               -
                                                                              ======           ======
                                                                              $  (.9)          $491.8
                                                                              ======           ======

(16)    To reflect the net effect of the following adjustments:

        Elimination of intercompany accounts receivable                                   $(2.0)
        Increase in allowance for doubtful accounts                                        (2.2)
                                                                                          -----
                                                                                          $(4.2)
                                                                                          =====

(17)    To reflect the net effect of the following adjustments:


          Adjustment of inventories acquired to estimated fair value                       $24.0
          Elimination of intercompany profit in ending inventory                            (0.6)
                                                                                           -----
                                                                                           $23.4
                                                                                           =====

(18) To record the current deferred income tax effects of the balance sheet adjustments

(19) To adjust property, plant and equipment acquired to estimated fair value

                 Notes to the Unaudited Pro Forma Balance Sheet
                      (in millions unless otherwise noted)


(20) To record estimated acquired goodwill as the excess of the preliminary purchase price paid and estimated costs incurred relating to the acquisition over the estimated fair value of identifiable net assets acquired

(21) To record the noncurrent deferred income tax effects of the balance sheet adjustments

(22) To eliminate intercompany accounts payable between the Company and Fel-Pro

(23)    To provide for estimated severance and exit costs relating to Fel-Pro

(24)    To adjust postemployment benefits acquired to estimated fair value

(25) To record the estimated fair value reserves for returns, allowances and environmental

(26) To record the issuance of Series E Mandatory Exchangeable Preferred Stock, exchangeable into common stock, to the former owners of Fel-Pro

(27)    To reflect the net effect of the following adjustments:

          Elimination of the historical equity of Fel-Pro                                 $(140.0)
          Elimination of intercompany profit in ending inventory                              (.6)
                                                                                          -------
                                                                                          $(140.6)
                                                                                          =======


Relating to the divestiture of the Bearings Business:

(28) To eliminate the historical balance sheet of the Bearings Business. The estimated effects of the sale of the Bearings Business are located in the T&N pro forma adjustments.